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
Exhibit  23(h)(12)(a)

                                    EXHIBIT A
                   to the Expense Limitation Agreement between
                              GARTMORE MUTUAL FUNDS
                                       and
                       GARTMORE MUTUAL FUND CAPITAL TRUST

                                December 29, 1999
                           (As amended March 1, 2003)


Name of Fund/Class                              Expense Limitation for Fund/Class*
------------------                              ----------------------------------
Gartmore Value Opportunities Fund
(formerly Nationwide Value Opportunities Fund)
   Class A                                                    1.00%
   Class B                                                    1.00%
   Class C                                                    1.00%
   Institutional Service Class                                1.00%

Gartmore High Yield Bond Fund
(formerly Nationwide High Yield Bond Fund)
   Class A                                                    0.70%
   Class B                                                    0.70%
   Class C                                                    0.70%
   Institutional Service Class                                0.70%

Gartmore U.S. Growth Leaders Fund
(formerly Gartmore Growth 20 Fund)
   Class A                                                    1.30%
   Class B                                                    1.30%
   Class C                                                    1.30%
   Institutional Service Class                                1.30%

Gartmore Nationwide Leaders Fund
   Class A                                                    1.20%
   Class B                                                    1.20%
   Class C                                                    1.20%
   Institutional Service Class                                1.20%

Gartmore Micro Cap Equity Fund
   Class A                                                    1.55%
   Class B                                                    1.55%
   Class C                                                    1.55%
   Institutional Service Class                                1.55%
   Institutional Class                                        1.55%

---------------
*Effective until at least February 29, 2004. These expense limitations may be revised, after the expiration of the agreed upon term, if mutually agreed upon by the parties. They may also be revised to increase the limitations at anytime if mutually agreed upon by the parties.


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                                      GARTMORE MUTUAL FUNDS


                                      By:    /s/ JAMES BERNSTEIN
                                      Name:  James Bernstein
                                      Title: Assistant Secretary

                                      GARTMORE MUTUAL FUND CAPITAL TRUST


                                      By:    /s/ GERALD J. HOLLAND
                                      Name:  Gerald J. Holland
                                      Title: SVP - CAO


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